UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2003

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION
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(exact name of registrant as specified in its charter)

Delaware	51-0002090
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(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware 19702
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Address of principal executive officers

(302) 453 - 6900
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Registrant's telephone number, including area code

ARTESIAN RESOURCES CORPORATION

April 29, 2003 - Artesian Resources Corporation (Nasdaq-ARTNA) today announced revenues for the first quarter of 2003 were $8.5 million, up 10.3% from $7.7 million in the comparable period in 2002. Basic and diluted earnings per share were $0.27 for the first quarter of 2003, as compared to $0.26 and $0.25, respectively, for the period ended March 31, 2002. The current quarter reflects an approximate 25% increase in average shares outstanding from the first quarter of 2002 as a result of the issuance of 500,000 shares of Class A Common Stock in the second quarter of 2002. Net income available to common stockholders was $708,000, up 32.1% from $536,000 for the prior year.

The increases in revenues and income are primarily attributable to a 2.8% increase in the number of customers served, as compared to the same quarter last year, and a 9.7% increase in rates. The increase in rates provided for recovery of $22.8 million of investments in utility plant such as sources of supply, treatment, storage and mains.

In addition, our non-regulated wastewater operations contributed $103,000 to revenues in the first quarter of 2003, compared to $16,000 in the same period a year ago, and $32,000 in net income in the current quarter compared to $2,000 in the same period a year ago.

On January 31, 2003, we refinanced a $10 million First Mortgage Bond with an interest rate of 8.03% at a new rate of 6.58%. On February 21, 2003, we redeemed all 10,868 shares of our 7% Prior Preferred Stock. We incurred $54,000 in costs associated with these steps in the first quarter, but expect future savings as a result of lower interest rates.

Dian C. Taylor, President, CEO and Chair of the Board said, "We remain diligent in our efforts to reduce expenses, such as through our recent refinancing of the First Mortgage Bond and redemption of 7% Preferred Stock, while continuing to assure the provision of superior service to our customers. We continue to focus on our core water and wastewater businesses and the potential opportunities for consistent and sustainable growth they offer."

Artesian Resources Corporation, through our wholly owned subsidiary Artesian Water Company, is the oldest and largest investor owned regulated public water utility in the State of Delaware and has been providing water within the state since 1905. We distribute and sell water to residential, commercial, industrial, governmental, municipal and utility customers throughout the state. As of March 31, 2003, we had approximately 68,300 metered customers, providing water service to about 226,000 residents, approximately 27% of Delaware's total population.

 Artesian Resources Corporation
Condensed Consolidated Statement of Operations
(In thousands, except share and per share data)

Three months ended March 31, 2003

Three months ended March 31, 2002

Operating Revenues

$ 8,538

$ 7,744

Operating Expenses

Operations and Maintenance Expenses

4,830

4,602

Depreciation and Amortization

847

812

State & Federal Taxes

499

373

Property and Other Taxes

497

445

6,673

6,232

Operating Income

1,865

1,512

Miscellaneous Income (deduction)

62

152

Total Income

1,927

1,664

Interest Charges

1,155

1,116

Net Income

772

548

Preferred Dividend Requirement & Redemption Premium

64

12

Earnings Applicable to Common Stock

$ 708

$ 536

Basic Average Shares Outstanding

2,577,381

2,050,807

Primary Earnings Per Share

$ 0.27

$ 0.26

Fully Diluted Shares Outstanding

2,635,214

2,112,134

Fully Diluted Earnings Per Share

$ 0.27

$ 0.25

 Artesian Resources Corporation
Condensed Consolidated Balance Sheet
(In thousands)

March 31, 2003

December 31, 2002

ASSETS

Utility Plant, at original cost less accumulated depreciation

$ 170,622

$ 167,338

Current Assets

$ 12,092

$ 11,920

Regulatory and Other Assets

$ 3,943

$ 3,814

$ 186,657

$ 183,072

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CAPITALIZATION AND LIABILITIES

Stockholders' Equity

$ 51,194

$ 51,176

Long Term Debt, Net of Current Portion

$ 63,953

$ 64,070

Current Liabilities

$ 12,242

$ 9,531

Advance for Construction

$ 19,138

$ 19,457

Contributions in Aid of Construction

$ 29,405

$ 28,643

Other Liabilities

$ 10,725

$ 10,195

$ 186,657

$ 183,072

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

04/30/03  Dian C. Taylor /s/

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

04/30/03  David B. Spacht /s/

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K